EXHIBIT 10.6

LSB FINANCIAL CORP.

RECOGNITION AND RETENTION PLAN

RESTRICTED STOCK AGREEMENT

RS No.

        Shares of Restricted Stock are hereby awarded on __________, 199__ by LSB Financial Corp. (the “Corporation”), to (the “Grantee”), in accordance with the following terms and conditions, and the conditions contained in the LSB Financial Corp. Recognition and Retention Plan (the “Plan”):

        1.  Share Award. The Corporation hereby awards the Grantee shares (the “Shares”) of Common Stock, par value $.01 per share (“Common Stock”), of the Corporation pursuant to the Plan, as the same may from time to time be amended, and upon the terms and conditions and subject to the restrictions therein and hereinafter set forth. A copy of the Plan as currently in effect is incorporated herein by reference and is attached hereto.

        2.  Restrictions on Transfer and Restricted Period. During the period (the “Restricted Period”) commencing on ____________, 199__ (the “Commencement Date”) and terminating on _________, 200__, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided.

        The Shares will vest at a rate of 20% of the initial award per year of Continuous Service (as defined in the Plan) commencing on __________, 199__ pursuant to the following schedule:

Date of Vesting	Amount of Initial Award Vested

[INSERT VESTING SCHEDULE]

        Subject to compliance with the Office of Thrift Supervision Regulations, the Committee referred to in Section 6 of the Plan or its successor (the “Committee”) shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares thereto, or to remove any or all of such restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period.

        3.  Termination of Service. Except as provided in Section 8 below, if the Grantee ceases to maintain “Continuous Service” (as defined in the Plan as in effect on the date of the award of the Shares) for any reason (other than death, total or partial disability), all shares which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 2 above shall upon such termination of Continuous Service be forfeited to the Corporation. If the Grantee ceases to maintain “Continuous Service” (as defined in the Plan as in effect on the date of the award of shares) by reason of death, or total or partial disability, the Shares then still subject to restrictions imposed by Section 2 will be free of those restrictions.

        4.  Certificates for the Shares. The Corporation shall issue five certificates in the name of the Grantee, each in respect of 20% of the Shares, and shall hold such certificates on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby. Such certificates shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Recognition and Retention Plan of LSB Financial Corp. Copies of such Plan are on file in the offices of the Secretary of LSB Financial Corp., 101 Main Street, Lafayette, Indiana 47902.

        The Grantee further agrees that simultaneously with the execution of this Agreement, the Grantee shall execute five stock powers in favor of the Corporation with respect to the Shares and that the Grantee shall promptly deliver such stock powers to the Corporation.

        5.  Grantee’s Rights. Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have all rights of a stockholder. During the Restricted Period, the Grantee shall not himself vote such Shares as to which the Restricted Period has not yet lapsed or expired (the “Restricted Shares”). The Grantee hereby appoints a trust officer of First Bankers Trust Company, N.A., Quincy, Illinois to vote all Restricted Shares, in his or her sole discretion, at any annual and special meetings of the stockholders of the Corporation and at any continuations and adjournments of such meetings, upon any matters coming before such meetings or adjournments. The Grantee agrees that he shall from time to time appoint such other person or persons to vote the Restricted Shares as the Committee in its sole discretion may designate. The Grantee further agrees that with respect to Restricted Shares, he shall grant no proxy to vote such shares except pursuant to this Section 5 of this Agreement, nor shall he revoke any proxy granted pursuant to this Section 5 except with the consent of the Committee.

        Dividends, if any, paid on the Restricted Shares shall be held by the Corporation for the account of the Grantee. All such withheld dividends shall earn interest at an annual rate determined by the Committee.

        6.  Expiration of Restricted Period. Upon the lapse or expiration of the Restricted Period with respect to a portion of the Shares, the Corporation shall deliver to the Grantee (or in the case of a deceased Grantee, to his legal representative) the certificate in respect of such shares and the related stock power held by the Corporation pursuant to Section 4 above. The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in Section 2 above and such certificate shall not bear the legend provided for in Section 4 above.

        7.  Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Agreement shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in Section 2 above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 4 above.

        8.  Change In Control. If the “Continuous Service” (as defined in the Plan) of the Grantee is involuntarily terminated for whatever reason, other than for cause, at any time within 18 months of a “change in control” (as defined in the Plan), the Restricted Period with respect to all Shares shall lapse upon such termination and all Shares shall become fully vested in the Grantee.

        9.  Delivery and Registration of Shares of Common Stock. The Corporation’s obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation. The Corporation shall not be required to deliver any shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

        10.  Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or his legal representatives with regard to any question arising hereunder or under the Plan.

        11.  Grantee Service. Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Grantee’s service as a director, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Grantee.

        12.  Withholding and Social Security Taxes. Upon the termination of the Restricted Period with respect to any Shares (or any such earlier time, if any, that an election is made under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to withhold from the Grantee’s compensation an amount sufficient to fulfill its or its Affiliate’s obligations for any applicable withholding and employment taxes. Alternatively, the Corporation may require the Grantee to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Corporation shall withhold from any cash dividends paid on the Restricted Stock an amount sufficient to cover taxes owed as a result of the dividend payment. The Corporation’s method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local laws.

        13.  Grantee Acceptance. The Grantee shall signify his acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock powers and returning a signed copy thereof and of the attached stock powers to the Corporation. IF A FULLY EXECUTED COPY HEREOF AND THE ATTACHED STOCK POWERS HAVE NOT BEEN RECEIVED BY THE CORPORATION BY _____________, 199__, THE CORPORATION MAY REVOKE THIS AWARD, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT to be executed as of the date first above written.

LSB FINANCIAL CORP. By: ——————————————————— ACCEPTED: ——————————————————— ——————————————————— (Street Address) ——————————————————— (City, State & Zip Code)